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                                                                     EXHIBIT 5.1
                       WILSON SONSINI GOODRICH & ROSATI
                              650 Page Mill Road
                          Palo Alto, California 94304
                              phone 415/493-9300
                               fax 415/493-6811



RAMBUS, INC.
2465 Latham Street
Mountain View, California 94040

    Re:   REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission on March 6, 1997 (Registration No. 333-22885), as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 2,750,000 shares of your Common Stock, par value $0.001 per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase up to 412,500 additional shares of Common Stock. We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

      It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                               Very truly yours,

                               WILSON SONSINI GOODRICH & ROSATI
                               Professional Corporation

                               /s/Wilson Sonsini Goodrich & Rosati